UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
November 3, 2025
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Veralto Corporation
(Exact Name of Registrant as Specified in Its Charter)
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Delaware
(State or Other Jurisdiction of Incorporation)

001-41770	92-1941413
(Commission File Number)	(IRS Employer Identification No.)

225 Wyman St., Suite 250
Waltham, MA 02451	781-755-3655
(Address of Principal Executive Offices)	(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	VLTO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On November 3, 2025, Veralto Corporation (the “Company”) announced that Kimberly Y. Chainey will serve as Senior Vice President and Chief Legal Officer effective December 1, 2025 (the “Effective Date”).
Ms. Chainey, age 50, previously oversaw global legal affairs at AptarGroup, Inc. from July 2020 until November 2025, where she served as Executive Vice President, Chief Legal Officer and Corporate Secretary. Prior to her time with Aptar, Ms. Chainey served as Vice President and General Counsel of Panasonic Avionics Corporation. Ms. Chainey brings over 20 years of international and domestic experience advising c-suite executives and boards of directors of Global 100 and Fortune 500 companies, venture companies, and government entities. She has held progressively senior roles with law firms and companies such as Morgan Lewis, The Hershey Company, and Avis Budget Group, Inc.
There are no arrangements or understandings between Ms. Chainey and any other persons in connection with her appointment as an officer of the Company. Ms. Chainey has no interest in any transaction in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Chainey and any other executive officer or director of the Company.
In connection with her employment, the Company and Ms. Chainey entered into an offer letter pursuant to which she will receive the following compensation:
•Annual base salary of $600,000;
•Eligibility to participate in the Company’s annual incentive plan with a target bonus of 75% base salary;
•One-time sign-on cash award in the amount of $400,000, payable in the first normal payroll date following the Effective Date;
•One-time sign-on equity award with a target value of $3.5 million to be granted in March 2026, with the award allocated as follows: (i) $2.0 million in the form of restricted stock units vesting 33% on each of the first, second and third anniversaries of the grant date; and (ii) $1.5 million in the form of restricted stock units vesting 50% on each of the third and fourth anniversaries of the grant date; and
•Annual equity award with a target value of $1.0 million to be granted in March 2026, with the award allocated as follows: (i) 50% in the form of performance stock units with a three-year performance period; (ii) 25% in the form of stock options vesting 50% on each of the third and fourth anniversaries of the grant date; and 25% in the form of restricted stock units vesting 50% on each of the third and fourth anniversaries of the grant date.
A portion of the one-time sign-on awards described above is intended as a make-whole payment for compensation from her previous position that Ms. Chainey may forfeit as a result of her joining the Company.
The foregoing description of the offer letter is qualified in its entirety by reference to the full text of the offer letter, a copy of which is filed herewith as Exhibit 10.1.

The Company and Ms. Chainey will enter into the Company’s standard form of indemnification agreement filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on February 28, 2024.

ITEM 7.01.	REGULATION FD DISCLOSURE.
On November 3, 2025, the Company issued a press release naming Ms. Chainey as the Company’s Senior Vice President and Chief Legal Officer effective December 1, 2025. A copy of the press release is attached as Exhibit 99.1.
This information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description
10.1	Offer of Employment Letter, dated as of September 25, 2025, entered into between VL Employment LLC and Kimberly Chainey
99.1	Press Release issued by Veralto Corporation, dated November 3, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERALTO CORPORATION

Date: November 3, 2025	By:	/s/ James A. Tanaka
Name: James A. Tanaka
Title: Vice President, Securities & Governance and Secretary